SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14 (C) OF
THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)
☐	Definitive Information Statement

OMINTO, INC.

(Exact name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration No.:
3)	Filing Party:
4)	Date Filed:

Ominto, Inc.

1515 S. Federal Highway, Suite 307

Boca Raton, FL 33432

561-362-2393

To our Stockholders:

This Information Statement is furnished to the stockholders of Ominto, Inc., a Nevada corporation (“Company”), in connection with the Company’s receipt of written consent from Michael Hansen, a stockholder representing a majority of the voting power of outstanding shares of common stock (the “Majority Stockholder”). The Majority Stockholder holds approximately 2.8 million shares of common stock of the Company and 185,000 shares of “Super Voting Preferred Stock”, each of which is entitled to 40 votes per share, which means Mr. Hansen holds approximately 52% of the voting power of the Company’s outstanding stock. This Information Statement is being furnished to the stockholders of the Company in connection with the following actions:

1. Approval of an amendment to Article Four of the Company's Articles of Incorporation to increase the number of outstanding shares of common stock, $0.001 par value (“Common Stock”), from 14 million shares to 200 million shares.

2. Approval of an increase in the shares authorized to be issued under the Company’s 2010 Amended and Restated Omnibus Equity Compensation Plan (the “Plan”) from 3 million shares to 4.5 million shares.

The Board of Directors has approved each of the foregoing actions. Your consent to the above actions is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934 (the “Exchange Act”) and the laws of the State of Nevada.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND US PROXY. Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy. Please do not send us one.

By Order of the Board of Directors

/s/ Michael Hansen
Michael Hansen, Director

Boca Raton, Florida September 9, 2016

Ominto, Inc.

1515 S. Federal Highway, Suite 307

Boca Raton, FL 33432

561-362-2393

INFORMATION STATEMENT

Background

We are furnishing this Information Statement to the stockholders of Ominto, Inc., a Nevada corporation (the “Company”), in connection with the (i) the adoption and approval of amendment to the Company’s Articles of Incorporation, as amended (the “Articles”) to increase the number of authorized shares of Common Stock from 14,000,000 shares to 200,000,000 shares (the “Share Increase”), and (ii) approval of the Amended and Restated 2010 Omnibus Equity Compensation Plan which includes an increase in shares authorized for issuance (“Plan Approval”). The Share Increase and Plan Approval shall be referred to as the “Approved Actions”.

The Board of Directors adopted resolutions setting forth the Share Increase and the Plan Approval, declaring their advisability and recommending that the stockholders adopt the Approved Actions. In order to consummate the Share Increase and the Plan Approval, the holders of a majority of the voting power of the shares of the Company's outstanding voting stock were required to vote in favor of the adoption of each of these Approved Actions. The Company’s Bylaws and the Nevada Revised Statutes permit stockholders to act by written consent rather than at a meeting of the stockholders. Michael Hansen, the Chief Executive Officer of the Company, holds approximately 2.8 million shares of Common Stock and 185,000 shares of Super Voting Preferred Stock, each of which is entitled to 40 votes per share, which is equivalent to 7,400,000 votes. Thus, Mr. Hansen holds approximately 52% of the voting power of the Company’s outstanding stock and has adopted a resolution by written consent of stockholder in favor of each of the Approval Actions (the “Written Consent”). No further action by the stockholders is required to approve the Approved Actions.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company. In compliance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Approved Actions (the Share Increase and Plan Approval) will become effective twenty (20) calendar days after mailing the Information Statement which will be on or about September 19, 2016 (the “Effective Date”).

The approximate date on which this information statement is first being sent or given to stockholders is September 19, 2016. It is being sent to holders of the Company’s Common Stock as of the close of business on September 1, 2016 (the “Record Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company will pay the entire cost of furnishing this Information Statement. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. The close of business on September 1, 2016 has been fixed as the Record Date for the determination of holders of voting stock of the Company who are entitled to receive this Information Statement.

1

You are being provided with this Information Statement pursuant to Section 14C of the Securities Exchange Act of 1934, as amended, and Rule 14c and Schedule 14C thereunder.

Voting Securities

As of September 1, 2016, the Company had 12,233,472 shares of Common Stock and 185,000 shares of Super Voting Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval and each share of Super Voting Preferred Stock is entitled to 40 votes on matters submitted for stockholder approval. The 185,000 outstanding shares of Super Voting Preferred therefore hold 7,400,000 votes. The Company has 19,633,472 votes from its outstanding common and preferred shares 12,233,472 votes from its common holders and 7,400,000 million votes from its preferred holder.

On September 1, 2016, Michael Hansen, the Company’s current Chief Executive Officer and holder of approximately 2.8 million shares of Common Stock and 185,000 shares of Super Voting Preferred (which votes as 7,400,000 million shares of Common Stock given the voting ratio of 40 votes for every preferred share) controls 10.2 million votes or approximately 52% of the 19.6 million shares of voting power of the outstanding voting common and preferred shares. Mr. Hansen has executed and delivered to the Company the Written Consent approving each of the Approved Actions. Since each of these actions has been approved by the holder of the required majority of the outstanding voting power of the Company, no proxies are being solicited with this Information Statement.

PROPOSALS BY STOCKHOLDERS

No stockholder entitled to vote has transmitted any proposal to be acted upon by the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the matters described herein, other than the interests held by such persons through their respective beneficial ownership of shares of our Common Stock and preferred stock set forth below under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

2

 ACTION I

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

FROM 14 MILLION TO 200 MILLION

In August 2016, the Company’s Board of Directors adopted and approved, and holders of a majority of the Company’s outstanding voting shares adopted and approved, by Written Consent, an amendment to the Company’s Articles to increase the number of authorized shares of common stock from 14 million shares to 200 million shares (the “Share Increase”), as set forth hereto in Annex A.

Purpose

The Board of Directors has deemed it advisable and in the best interests of the Company to amend the Articles as described. The purpose of such authorization is to facilitate future capital raising efforts of the Company by assuring that it will have adequate shares of authorized and unissued common stock that can be issued for, or in connection with, such other corporate purposes as may, from time to time, be considered advisable by the Board of Directors and to facilitate the issuance of shares as compensation to employees and directors (whether as stock grants, stock options or otherwise). The Company has an ongoing need to raise capital to support the growth and development of its business. Having such shares available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued as determined by the Board of Directors of the Company without the expense and delay of a special stockholders’ meeting to approve such additional authorized capital stock. Such corporate purposes could include, without limitation: (a) issuance as compensation to employees or directors, (b) issuance in connection with an offering to raise capital for the Company, (c) issuance in connection with any desirable acquisitions which may be presented to the Company, and (d) the payment of stock dividends or issuance pursuant to stock splits.

As of September 1, 2016, the Company had an aggregate of 14 million shares of common stock authorized, of which 12,233,472 shares were issued and outstanding and 705,000 were reserved for issuance upon exercise of outstanding stock options or share issuances in process.

Therefore, only 1,061,528 shares are available for issuance, which would include reserves necessary for additional equity issued under the Company’s Plan or otherwise.

The increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of common stock be used as a type of antitakeover device. Any additional common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding.

The Share Increase will become effective upon the filing of Articles of Amendment to the Articles of Incorporation with the Secretary of State of Nevada, which is expected to occur on the 21st day following the mailing of this Information Statement, or approximately October 10, 2016.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under Nevada Corporate Law, the Company’s Articles of Incorporation consistent with above, or the By-Laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE OF ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT

Pursuant to Rule 14c-2 under the Exchange Act, the increase in authorized shares of common stock shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. Upon the date that is twenty (20) days following the mailing of this Information Statement, the Board of Directors shall have the Company’s Amendment to the Certificate of Incorporation filed with the State of Nevada in order to effect the Share Increase. The Amended Plan will be authorized by the stockholders upon the same date. The Company anticipates that each of the actions contemplated hereby will be effected on or about the close of business on October 10, 2016.

3

ACTION II

Approval of the Amendment to the Amended and Restated 2010 Omnibus Equity Compensation Plan

Background

The Company’s Amended and Restated 2010 Omnibus Equity Compensation Plan (the “Plan”) was approved on September 30, 2010 by Michael Hansen, who was the Company’s majority stockholder at the time and by the Company’s Board of Directors. The Plan was implemented in order to attract, incentivize and retain highly qualified individuals and keep the Company competitive with other companies with respect to executive compensation. The Company believes that directors, officers and other employees should have a significant stake in the Company’s stock price performance under programs which link compensation to shareholder return. As a result, stock option grants and other equity incentives are an integral part of the Company’s compensation program. The Company presently has a single plan for granting equity incentives – the 2010 Omnibus Equity Compensation Plan. The Plan has an aggregate limit of 3 million shares of common stock for all awards.

Since the date the Plan was adopted, the Company has expanded and has a need for more shares to be available as equity compensation under the Plan. As of the Record Date, options to purchase approximately 1.2 million shares have been granted and approximately 0.9 million of those were fully vested and approximately 0.4 million remain unvested. Further, there is a continuing need for additional equity to be available. Therefore, in August 2016, the Board approved an increase in the shares authorized under the Plan from 3 million shares to 4.5 million shares.

Description of the 2010 Omnibus Equity Incentive Plan

The following summarizes the essential features of the Plan, including the increase in shares available for issuance from 3 million to 4.5 million under the Plan. The summary is qualified in its entirety by reference to the full text of the amendment to the Plan which is attached to this Proxy Statement as Annex B.

Eligibility

The Plan provides for the granting of stock options, stock appreciation rights (“SARs”), restricted stock awards, performance unit awards and performance share awards (collectively, “Awards”) to key employees, directors and consultants of the Company and its subsidiaries.

Purpose

The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of participating employees, directors and consultants to those of the Company’s shareholders and by providing such employees and consultants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participating employees and consultants upon whose judgment, interest and special efforts the Company is largely dependent for the successful conduct of its operations.

Administration

The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

Available Shares; Limitations on Awards

Subject to adjustments described below, no more than 4.5 million shares of Common Stock may be issued in the aggregate under the Plan. If awards are granted under the Plan and subsequently expire or are forfeited to the Company, the shares of Common Stock underlying those awards will be available for reissuance. No Plan participant may be awarded more than 100,000 (on a post-reverse split basis) options, appreciation rights, or other equity in the aggregate, under the Plan during any calendar year.

4

Options

Plan participants may receive options to purchase shares of common stock for an exercise price fixed on the date of the grant. The exercise price may not be less than the fair market value of the common stock on the date of the grant. Grants of option rights under the Plan may be incentive stock options or non-qualified stock options. An incentive stock option is an option that is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code. A plan participant may pay the exercise price of an option in cash, by check, or by the transfer of shares of unrestricted common stock owned for a period of time acceptable to the plan committee and having a value at the time of exercise equal to the exercise price, by any other consideration the plan committee may deem appropriate, or by a combination thereof. The Committee shall determine the vesting schedule and requirements for continuous service associated with each grant of options and may provide for earlier vesting under specified circumstances. The vesting or exercise of option rights may be subject to the optionee or the Company achieving management objectives. No incentive options shall be exercisable more than 10 years after the date of grant.

Stock Appreciation Rights

The Plan permits the grant of Freestanding SARs and Related SARs or any combination thereof. A Freestanding SAR is an SAR that is granted independently of any options. A Related SAR is an SAR that is granted in connection with a related option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly cancelled). The Committee also has discretion to grant a Limited SAR which is exercisable only in the event of a Change of Control (as defined in the Plan).

The Committee has complete discretion to determine the number of SARs granted to any optionee or recipient and the terms and conditions pertaining to such SARs

Restricted Stock Awards

The Plan permits the grant of restricted stock awards which are restricted Common Stock bonuses that vest in accordance with terms established by the Committee. The Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon the achievement of specific performance goals and/or restrictions under applicable federal or state securities laws. The Committee may accelerate the time at which any restrictions lapse, and/or remove any restrictions.

Performance Unit/Share Awards

The Plan permits the grant of performance unit and performance share awards which are bonuses credited to an account established for the recipient and payable in cash, Common Stock, or a combination thereof. Each performance unit has an initial value that is established by the Committee at the time of its grant. Each performance share has an initial value equal to the fair market value of a share of the Company’s Common Stock on the date of its grant. The number and/or value of performance unit/shares that will be paid out to recipients will depend upon the extent to which performance goals established by the Committee are satisfied. After a performance unit/share award has vested, the recipient will be entitled to receive a payout of the number of performance unit/shares earned by the recipient, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee also may waive the achievement of any performance goals for such performance units/shares. Subject to the applicable award agreement, performance units/shares awarded to recipients will be forfeited to the Company upon the earlier of the recipient’s termination of employment or the date set forth in the award agreement.

Term

No grants of incentive stock options may be made under the Plan after September 30, 2020. All awards made under the Plan that remain outstanding subsequent to that date shall continue to be governed by the terms of the Plan.

5

Non-transferability of Awards

Awards granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, an optionee or recipient may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

Plan Benefits

As the grant of awards under the Plan is discretionary, it is impossible to determine the amount and terms of such future grants under the Plan.

Adjustments

The maximum number of shares of common stock which may be awarded under the Plan, and the number of shares and price per share applicable to any outstanding award, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations of the Company.

Federal Tax Aspects

The following is a summary of certain federal income tax consequences relating to awards under the Plan, based on federal income tax laws currently in effect. This summary is not intended to and does not describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option right or shares of common stock purchased or granted pursuant to, or any other award granted under, the Plan and does not describe any state, local or foreign tax consequences.

Tax Consequences to Participants

Incentive Stock Options. A Plan participant will not recognize income upon the grant of an option intended to be an incentive stock option. Furthermore, a plan participant will not recognize ordinary income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements although the exercise may be subject to alternative minimum tax. To satisfy the employment requirement, a plan participant must exercise the option not later than three (3) months after he or she ceases to be an employee of the Company and its subsidiaries (one (1) year if he or she is disabled). To satisfy the holding period requirement, a plan participant must hold the shares acquired upon exercise of the incentive stock option for more than two (2) years from the grant of the option and more than one (1) year after the shares are transferred to him or her. If these requirements are satisfied, the plan participant will be taxed on the difference between his or her basis in the shares and the net proceeds of the sale at capital gain rates on the sale of the shares.

If a plan participant disposes of shares of Common Stock acquired upon the exercise of an incentive stock option without satisfying the holding period requirement, the Plan participant will usually recognize ordinary income at the time of disposition equal to the amount of the difference between the fair market value of the stock on the date the option is exercised and the exercise price of the option.

Non-Qualified Stock Options. In general, a Plan participant will not recognize income at the time an option is granted. At the time of exercise of the option, he or she will recognize ordinary income if the shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code). The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of exercise. At the time of the sale of the shares of Common Stock acquired pursuant to the exercise of an option, appreciation in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain, and depreciation in value will be treated as short-term or long-term capital loss, depending on how long the shares have been held. Long-term capital gains may be eligible for reduced rates if the participant has satisfied applicable holding period requirements.

6

Stock Appreciation Rights. A Plan participant will not recognize income upon the grant of a stock appreciation right. In general, a participant will recognize ordinary income at the time he or she receives payment on a stock appreciation right in the amount of the payment.

Restricted Shares. In general, a Plan participant will not recognize ordinary income upon receipt of restricted shares. The Plan participant will recognize ordinary income when the shares are transferable by the Plan participant or are no longer subject to a substantial risk of forfeiture, whichever occurs first. At such time, the Plan participant will recognize ordinary income in an amount equal to the current fair market value of the shares. A Plan participant may, however, elect to recognize ordinary income when the restricted shares are granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. Any appreciation in the value of the shares after the date the shares become transferable or are no longer subject to substantial risk of forfeiture, or after the participant has made the election referred to in the preceding sentence, if applicable, will be treated as either short-term or long-term capital gain, and any depreciation in value will be treated as either short-term or long-term capital loss, depending upon how long the shares have been held.

Performance Units. A Plan participant will not recognize income upon the grant of performance units. In general, a Plan participant will recognize ordinary income at the time he or she receives payment with respect to performance units in the amount of the payment.

Tax Consequences to the Company

To the extent that a Plan participant recognizes ordinary income as described above, the Company, or its subsidiary for which the Plan participant performs services, will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

7

INFORMATION ON THE CONSENTING STOCKHOLDER

As of the Record Date, there were 12,233,472 shares of Common Stock and 185,000 shares of Super Voting Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval and each share of Super Voting Preferred Stock is entitled to 40 votes on matters submitted for stockholder approval. The 185,000 outstanding shares of Super Voting Preferred therefore hold 7,400,000 votes.

The consenting stockholder is the beneficial owners of approximately 52% of the voting power of the Company. Pursuant to the NRS, we have obtained the written consent of holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and no consideration was paid for such consent. The consenting stockholder’s name, affiliation with the Company and beneficial ownership is as follows:

Name, Address and Affiliation of Consenting Stockholder	Common Stock Owned	Percentage of Common Stock Owned	Series of Preferred Stock Owned	Number of Shares of Preferred Stock Series Owned	Percentage of Preferred Stock Series Owned	Common Stock Equivalent of Preferred Stock Series Owned	Percentage of Voting Power Represented by Consenting Shares
Michael Hansen(1)	2,834,494	23.1%	Super Voting Preferred Stock	185,000	100%	7,400,000	52.0%

(1)	Mr. Hansen disclaims a pecuniary interest in shares of common stock held by Ms. Betina Dupont Sorensen or their adult child who shares their household. As a member of Ms. Sorensen’s household, Mr. Hansen may be deemed to have a pecuniary interest in any shares held by Ms. Sorensen or their adult child sharing their household. Mr. Hansen’s address is Arabian Ranches Polo Homes, Villa 20, Dubai, U.A.E.

8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of the Common Stock held by our executive officers and directors and each person known to us to own more than 5% of our outstanding Common Stock:

Common Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class Owned (%) (2)
Officers and Directors

Michael Hansen (3)	2,834,494	23.1%
Betina Dupont Sorensen (4)	194,883	1.6%
Gregory J. Newell (5)	21,755	*
David C. Pollei (6)	89,314	1.0%
Gary S. Baughman (7)	35,089	*
Mitch C. Hill (8)	85,497	1.0%
Peter H. Harris (9)	35,089	*
Total	3,296,121	26.9%
Officers and directors as a group (7 persons)

5% or greater holders

K Foundation (10)	1,221,052	10.0%
Sleiman Chamoun (11)	768,000	6.3%
Ominto Invest ApS (12)	1,050,000	8.6%
Joseph Saouma (13)	800,000	6.5%
Total Affiliates	3,039,052	31.4%

* Less Than 1% of Class Owned

(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon exercise of options and warrants and upon conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days from the date hereof have been exercised or converted.
(2)	Based on 12,233,472 shares outstanding.
(3)	Mr. Hansen holds 1,973,663 shares of Common Stock, and 1,400,000 shares underlying a grant of restricted stock, of which 460,835 have expired, 839,165 shares have been issued, and 21,666 shares are vested but unissued or shall vest within 60 days from the date hereof. Mr. Hansen disclaims a pecuniary interest in shares of Common Stock held by Ms. Sorensen or their adult child who shares their household. Mr. Hansen’s address is Arabian Ranches Polo Homes, Villa 20, Dubai, U.A.E.
(4)	Includes 13,633 shares of Common Stock, and 200,000 shares underlying a grant of restricted stock, of which 150,000 shares have been issued, 25,000 shares underlie vested stock awards, and 6,250 shares will vest within 60 days of the date hereof, and Ms. Sorensen disclaims a pecuniary interest in any other shares of Common Stock, including those shares of Common Stock held by Mr. Hansen and their adult child who shares their household. Ms. Sorensen’s address is Arabian Ranches Polo Homes, Villa 20, Dubai, U.A.E.
(5)	Includes 2,588 shares of Common Stock, and 24,167 shares underlying option grants, of which 13,333 shares have vested but have not been issued, and 5,834 shares will vest within 60 days of the date hereof.
(6)	Includes 4,314 shares of Common Stock, and 100,000 shares underlying an option grant, of which 80,000 shares have vested but have not been issued, and 5,000 shares will vest within 60 days of the date hereof.
(7)	Includes 15,922 shares of Common Stock, and 24,167 shares underlying option grants, of which 13,333 shares have vested but have not been issued, and 5,834 shares will vest within 60 days of the date hereof.
(8)	Includes 26,402 shares of Common Stock, and 64,095 shares underlying option grants, of which 13,333 shares have vested but have not been issued, and 45,762 shares will vest within 60 days of the date hereof.
(9)	Includes 15,922 shares of Common Stock, and 24,167 shares underlying option grants, of which 13,333 shares have vested but have not been issued, and 4,167 shares will vest within 60 days of the date hereof.
(10)	Includes 80,000 shares owned by Tom Kjaer, who is the parent of the minor beneficiaries of K Foundation and brother of Soren Kjaer, the protector of the Foundation. Also includes 223,052 shares owned by Kjaer Holding, which is controlled by Tom Kjaer. K Foundation is controlled by, and shares are voted by, Soren Kjaer. The beneficial owners of K Foundation are Phillip Kjaer and Frederik Kjaer who are minors. The foundation’s address is Mayee Management Limited 19/F., Seaview Commercial Building 21-24 Connaught Road West, Hong Kong.
(11)	Includes 668,000 shares of Common Stock and a warrant for 100,000 shares of Common Stock that is exercisable within 60 days. Mr. Chamoun’s address is Villa Chamoun, Vazzat El Bwar Fatka, Lebanon.

9

(12)	Includes 640,000 shares of Common Stock held by Ominto Invest ApS, 260,000 shares underlying warrants exercisable until September 15, 2016, and 150,000 shares of Common Stock underlying restricted shares held by Paseco ApS, an entity under common control with Ominto Invest ApS. Ominto Invest ApS is controlled by Mr. Ole Abilgaard and its address is c/o Ole Abilgaard, Dan Fourershes 3 5580 NRAABY Denmark.
(13)	Includes 800,000 shares of Common Stock. Mr. Saouma’s address is Amine Gemayel Street 226, Beirut, Achrafieh, Lebanon.

Super Voting Preferred stock:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership Before Offering (1)	Percentage of Class Owned Before Offering (%)	Amount and Nature of Beneficial Ownership After Offering (1)	Percentage of Class Owned After Offering (%)

Michael Hansen (1)	185,000	100%	100.0	100.0

(1)	Consists of 185,000 shares of “Super Voting Preferred Stock” which is entitled to 40 votes per share. Each share of preferred stock is convertible into 1/50 of one share of Common Stock upon the earlier of a “Change in Control Transaction” approved by the stockholders of the Company or a transfer of any such share of preferred stock or August 17, 2017.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth, for the period indicated, the compensation paid or granted by the Company to the named executive officers during the last two completed fiscal years.

				Stock	Option	Non-Equity	All Other
Name and Principal Position	Year	Salary	Bonus	Awards (7)	Awards (8)	Incentive Plan Compensation	Compensation (1)	Total
Ivan Braiker (2)	2015	$162,692	$-	$-	$1,473,961	$-	$-	$1,636,653
Former President & CEO	2014	-	-	-	-	-	-	-

Michael Hansen*(3)
Executive Vice President,	2015	267,800	-	5,245,000	-	-	-	5,512,800
Development	2014	420,000	-	-	-	-	9,300	429,300

Thomas Virgin (4)	2015	102,244		-	589,584	-	-	691,828
Former CFO								-

Eric Nelson (5)	2015	150,000		-	167,836	-	77,019	394,855
Former CFO	2014	225,000	45,000	-	-	-	-	270,000

Andreas Kusche (6)	2015	180,000		550,000				730,000
General Counsel/Secretary	2014	180,000	36,000					216,000

Betina Dupont Sorensen (9)	2015	180,000		550,000	-	-	-	730,000
Chief Marketing Officer	2014	180,000	36,000	-	-	-	-	216,000

* Member of the Board of Directors

10

(1)	All other compensation consists of a life insurance policy for Michael Hansen and $59,712 in severance and $17,307 for accrued vacation paid to Eric Nelson in connection with a severance agreement.
(2)	Ivan Braiker was appointed President and CEO on May 5, 2015. On January 26, 2016, the Company accepted Mr. Braiker’s resignation from the Company as its CEO/President and from the Board of Directors.
(3)	Michael Hansen served as CEO and President from February 27, 2013 until May 5, 2015. From May 5, 2015 to September 14, 2015, Mr. Hansen served as a consultant to the Company without compensation, other than payment of business expenses. On September 15, 2015, Mr. Hansen entered into a new employment agreement with the Company to serve as Executive Vice President, Development. Stock awards in 2015 include compensation for prior years. On June 1, 2016, Mr. Hansen was appointed to serve as Chief Executive Officer and President of the Company until his successor is duly elected, qualified and seated or until his earlier resignation or removal.
(4)	Thomas Virgin ceased serving as CFO on January 26, 2016.
(5)	Eric Nelson ceased serving as CFO on May 5, 2015. The option grant and $59,712 of the other compensation was in connection with his separation agreement.
(6)	Andreas Kusche ceased holding the title of an executive officer of the Company on December 31, 2015, although he remains a consultant and our general counsel.
(7)	Stock Awards reflect the fair value of the award on the grant date in accordance with FASB ASC Topic 718.
(8)	Option Awards reflect the aggregate fair value on the grant date in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the officer. Assumptions used in the calculation of these values are included in Note 15 to our audited financial statements included in this Annual Report.
(9)	The 2014 bonus of $36,000 was accrued but not paid to Ms. Sorensen, and was later cancelled by mutual agreement.

Executive Employment Agreements

Michael Hansen

On February 27, 2013, Mr. Hansen executed an employment agreement with the Company for an initial term of five years, renewable for each successive one-year period. The employment agreement was terminated on May 5, 2015 when Mr. Hansen resigned his positions as CEO and President to allow Mr. Braiker to assume those roles. Under the former employment agreement, Mr. Hansen was paid an annual base salary of $420,000 and was due a severance payment of six months of base salary in the event that he is terminated without cause. Mr. Hansen’s departure was voluntary and no severance is owed for his departure from employment. In addition, we were permitted to pay additional salary from time to time and award bonuses in cash, stock or stock options or other property and services to Mr. Hansen.

In August 2015, we granted Mr. Hansen 800,000 restricted shares in recognition of past efforts on behalf of the Company. A large portion of these shares was approved in 2014 by a prior Board of Directors, but not issued for reasons unrelated to the services performed by Mr. Hansen.

From May 5, 2015 to September 14, 2015, Mr. Hansen served as a consultant to the Company without compensation, other than payment of business expenses. On September 15, 2015, Mr. Hansen entered into a new employment agreement with the Company to serve as Executive Vice President Development for an initial term of five years, renewable for each successive one-year period. Under the new employment agreement, Mr. Hansen is paid an annual base salary of $240,000 and is due a severance payment of six months of base salary if he is terminated without cause. Mr. Hansen was also granted the right to 100,000 shares of the Company’s Common Stock which vest in 60 equal monthly installments. The Common Stock is restricted stock. In addition, we may pay additional salary from time to time and award bonuses in cash, stock or stock options or other property and services to Mr. Hansen. Mr. Hansen will be restricted from competing with the Company during the course of his employment and for a period of one year after his employment has been terminated. Effective June 1, 2016, Mr. Hansen was appointed Chief Executive Officer and President of the Company, to serve until his successor is duly elected, qualified and seated or until his earlier resignation or removal.

11

Andreas Kusche

Effective October 1, 2009, Mr. Kusche, our General Counsel, entered into an employment agreement with the Company’s subsidiary, CG Holdings (“CG”), and its subsidiaries. This agreement had an initial term of three years and was automatically renewed for an additional one-year term, unless terminated in accordance with the terms of the agreement. The agreement provided for a monthly base salary of 7,500€ to be reviewed annually and a minimum annual bonus of 15% of Mr. Kusche’s annual base salary. Mr. Kusche received certain equity in the Company in 2009 in connection with transactions in 2009 that were part of the merger of the DubLi Network business into the Company. The agreement also provides for a minimum automobile allowance in the amount of 800€ per month, insurance on any vehicle covered by the automobile allowance, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses. The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of eighteen months following the date of termination of Mr. Kusche’s employment with the Company’s subsidiary.

On October 1, 2013, CG extended Mr. Kusche's employment agreement for two years. As of October 1, 2015, the Company’s Dubli subsidiary entered into a consulting agreement with a Dubai company owned by Mr. Kusche whereby the consulting company agrees to provide full time services of Mr. Kusche on the same terms and conditions as the prior employment agreement. The annual compensation is $180,000. Mr. Kusche is no longer an executive officer of the Company as of December 31, 2015.

Betina Dupont Sorensen

Effective October 1, 2009, Betina Dupont Sorensen, Chief Marketing Officer of our DubLi Network subsidiary, entered into an employment agreement with CG and its subsidiaries. This agreement had an initial term of three years and was automatically renewable for an additional one-year term, unless terminated in accordance with the terms of the agreement. The agreement provided for a monthly base salary of 7,500€ to be reviewed annually and a minimum annual bonus of 15% of Ms. Sorensen’s annual base salary. The agreement also provides for a minimum automobile allowance in the amount of 800€ per month, insurance on any vehicle covered by the automobile allowance, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses. The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of eighteen months following the date of termination of Ms. Sorensen’s employment with the Company.

On October 1, 2013, CG extended Ms. Sorensen’s employment agreement for two years. On October 1, 2015, the agreement was extended again for an additional one-year term. As of October 1, 2015, the Company’s Dubli subsidiary entered into a consulting agreement with a Dubai company owned by Ms. Sorensen whereby the consulting company agrees to provide full time services of Ms. Sorensen on the same terms and conditions as the prior employment agreement. The annual compensation is $180,000.

On September 1, 2016, Ms. Sorensen entered into a new employment agreement with the Company which superseded her previous agreement and appointed her as Chief Operating Officer for a term of five years, renewable for each successive one-year period. Under the employment agreement, Ms. Sorensen is paid an annual base salary of $240,000 and is due a severance payment of three months of base salary in the event she is terminated without cause in the first 12 months of her employment, which shall increase to six months of base salary if terminated thereafter. Ms. Sorensen was also granted 300,000 shares of restricted common stock which shall vest in sixty (60) equal monthly installments. The restricted common stock shall have an exercisable price equal to the market price of the Company’s common stock on the date the stock was approved by the Board of Directors of the Company.

Raoul Quijada

Effective June 13, 2016, the Board of Directors appointed Raoul Quijada to serve as an interim Chief Financial Officer of the Company. Mr. Quijada is an employee of Resources Global Professionals, where he has served as a consultant since the beginning of 2016, and joined the Company on a contractual basis for up to twelve months from the effective date of his appointment. The Company may elect to hire Mr. Quijada as an employee after the payment of a hiring fee. The Company will pay Resources Global Professionals $135 per hour with a target of 40 hours per week in exchange for Mr. Quijada’s services. Mr. Quijada does not have any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

12

Eric Nelson

Effective February 26, 2013, Eric Nelson was appointed as Chief Financial Officer and entered into an employment agreement with the Company for an initial term of five years, renewable automatically for an additional one-year term, unless terminated in accordance with the terms of the agreement. Mr. Nelson’s agreement provided for an annual base salary of $225,000. The agreement also contained non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of twelve months following the date of termination of Mr. Nelson’s employment with the Company. Mr. Nelson was entitled to severance benefits under the employment agreement. Mr. Nelson ceased serving as the Company’s Chief Financial Officer as of May 5, 2015. Mr. Nelson remained with the Company until the end of May to assist with transition matters. The Company and Mr. Nelson entered into a separation agreement whereby Mr. Nelson would receive his salary for a three-month period and Mr. Nelson was issued an option to purchase 50,000 shares of Common Stock for $9.50 per share.

Ivan Braiker

Effective May 5, 2015, Mr. Braiker entered into an employment agreement with the Company to serve as Chief Executive Officer and President for an initial term of five years, renewable for each successive one-year period. Under the employment agreement, Mr. Braiker was paid an annual base salary of $300,000 and was due a severance payment of three months of base salary in the event that he is terminated without cause in the first 12 months of his employment, which would increase to six months of base salary if he was so terminated thereafter. Mr. Braiker was also granted the right to 250,000 options to purchase the Company’s Common Stock which vest in 60 equal monthly installments. The options have an exercise price of $9.50 per share. Mr. Braiker is restricted from competing with the Company during the course of his employment and for a period of one year after his employment has been terminated. On January 26, 2016, the Company accepted Mr. Braiker’s resignation from the Company as its CEO/President and from the Board of Directors.

Jeffrey Schuett

Effective October 28, 2015, Mr. Schuett entered into an employment agreement with the Company to serve as Executive Vice President Technology Solutions for an initial term of five years, renewable for each successive one-year period. Under the employment agreement, Mr. Schuett was paid an annual base salary of $250,000 and was due a severance payment of three months of base salary in the event that he was terminated without cause in the first 12 months of his employment, which would increase to six months of base salary if he was so terminated thereafter. Mr. Schuett was also granted the right to 100,000 options to purchase the Company’s Common Stock which vest in 12 equal quarterly installments. The options have an exercise price of $7.00 per share. Mr. Schuett is restricted from competing with the Company during the course of his employment and for a period of one year after his employment has been terminated. On January 25, 2016, the Company and Mr. Schuett entered into a Separation Agreement whereby Mr. Schuett would receive salary for four months.

13

Thomas J. Virgin

Effective May 5, 2015, Mr. Virgin entered into an employment agreement with the Company to serve as Chief Financial Officer for an initial term of five years, renewable for each successive one-year period. Under the employment agreement, Mr. Virgin was paid an annual base salary of $250,000 and was due a severance payment of three months of base salary in the event that he was terminated without cause in the first 12 months of his employment, which would increase to six months of base salary if he was so terminated thereafter. Mr. Virgin was also granted the right to 100,000 options to purchase the Company’s Common Stock which vest in 60 equal monthly installments. The options have an exercise price of $9.50 per share. Mr. Virgin is restricted from competing with the Company during the course of his employment and for a period of one year after his employment has been terminated. Mr. Virgin ceased serving as Chief Financial Officer on January 26, 2016.

Thomas Vogl

Effective August 24, 2015, Mr. Vogl entered into an employment agreement with the Company to serve as Chief Marketing Officer for an initial term of five years, renewable for each successive one-year period. Under the employment agreement, Mr. Vogl was paid an annual base salary of $215,000 and was due a severance payment of three months of base salary in the event that he was terminated without cause in the first 12 months of his employment, which shall increase to six months of base salary if he was so terminated thereafter. Mr. Vogl was also granted the right to 100,000 options to purchase the Company’s Common Stock which vest in 60 equal monthly installments. The options have an exercise price of $5.50 per share. Mr. Vogl will be restricted from competing with the Company during the course of his employment and for a period of one year after his employment has been terminated. On February 1, 2016, the Company and Mr. Vogl entered into a Separation Agreement whereby Mr. Vogl would receive salary for four months.

Equity Compensation Arrangements

2010 Omnibus Equity Compensation Plan

The Company has a single plan for granting equity incentives – the 2010 Omnibus Equity Compensation Plan (the “Plan”). The Plan was approved on September 30, 2010 by Michael Hansen, who held a majority of voting power at the time and by the Company’s Board of Directors. The Plan, as adopted, had an aggregate limit of 1 million shares of Common Stock for all awards. In April 2015, Michael Hansen, who still held a majority of voting power, approved a 2 million share increase, raising the total number of shares of Common Stock issuable under Plan awards to 3 million. The increase in the number of shares took effect on June 9, 2015, or 20 days after an information statement was delivered to the stockholders. The information statement constituted both approval of the Plan and the increase in number of issuable shares by the shareholders under the Exchange Act. A copy of the Plan was part of the information statement delivered to the stockholders.

September 30, 2015
Initially reserved	1,000,000
Additionally reserved - board and stockholder action	2,000,000
3,000,000

Options granted since inception, net of exercised, forfeited, expired or cancelled	991,000

Stock options exercised and stock grants issued since inception	1,881,000
Available for issuance under the Plan	128,000

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

14

Outstanding Equity Awards

The following table provides information as of September 30, 2015, regarding equity awards held by each of our named executive officers.

	Option Awards
	# of Securities Underlying Unexercised Options (# Exercisable)	# of Securities Underlying Unexercised Options (# Un-exercisable)		Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date

Ivan Braiker	16,666	233,334	(1)	-	$9.50	6	/25
Michael Hansen	-	-		-	-	-
Thomas Virgin	6,666	93,334	(1)	-	9.50	6	/25
Andreas Kusche	-	-		-	-	-
Betina Dupont Sorensen	-	-		-	-	-
Eric Nelson	50,000	-		-	9.50	6	/18

	Restricted Stock Awards
	Market value of shares of units of stock that have not vested	# of Securities Unvested (# non- transferable)		Equity Incentive Plan Awards: # of Securities Underlying Unvested(#)

Ivan Braiker	-	-		-
Michael Hansen	$875,000	100,000	(2)	-
Thomas Virgin	-	-		-
Andreas Kusche	$275,000	50,000	(3)	-
Betina Dupont Sorensen	$275,000	50,000	(3)	-
Eric Nelson	-			-

(1)	Options for Messrs. Braiker and Virgin were issued in May 2015 and vest in 60 equal monthly installments.

(2)	Mr. Hansen's restricted stock grant was issued in September 2015, and shares vest in 60 equal monthly installments.

(3)	Mr. Kusche’s and Ms. Dupont Sorensen’s restricted stock grant was issued in August 2015. The restricted stock grant vest as follows: 50,000 shares vested on the grant date and the remaining 50,000 vest in 8 equal quarterly installments.

Termination and Change in Control Arrangement

We have entered into employment agreements with certain of our executive officers that require us to provide compensation to them upon termination of their employment with us or a change in control of the Company. Regardless of the manner in which their employment terminates, they will be entitled to receive amounts earned during the term of their employment. Such amounts include the portion of their current annual base salary and bonuses which have accrued through the date of termination, vested stock options, and payment for accrued but unused vacation.

15

In addition to the consideration described above, the amount of compensation payable to each of the Company’s executive officers named below following termination or a change of control is discussed below.

Employment, Severance and Change in Control Agreements

Braiker, Virgin, Vogl, Schuett and Hansen

Our employment agreements with Messrs. Braiker, Virgin, Vogl, Schuett and Hansen provide that upon termination of their employment by the Company, other than for “cause,” or by each employee for “good reason,” they are entitled to receive any unpaid salary, bonus and unreimbursed expenses plus severance payments paid in accordance with Company payroll in the amount of their monthly base salary (as then in effect) for a period of 3 months following termination during the first 12 months of the term of their employment agreement, which severance period increases to 6 months after 12 months of service pursuant to the employment agreement. Each of Messrs. Braiker, Virgin, Vogl and Schuett have ceased to be employed by the Company Messrs. Braiker, Virgin, Vogl and Schuett agreed to 4-month severance and their opportunity to exercise any vested shares expired 90 days after their respective termination dates.

Upon a “change in control” (as defined in the Company’s 2010 Omnibus Equity Compensation Plan) of the Company during the employment term of Messrs. Hansen or Vogl, all unvested restricted stock awards and/or stock options not previously forfeited shall become vested. The value of all outstanding stock option, stock rights, restricted stock awards, deferred stock, performance shares, and other stock-based awards, in each case to the extent vested, shall, unless otherwise determined by the Board or Compensation Committee of the Board, in its sole discretion at or after grant but prior to any change in control, be cashed out on the basis of the “change in control price.”

Sorensen

We entered into an employment agreement with Betina Dupont Sorensen that was previously extended until September 30, 2015. The original agreements provided that upon termination of employment by the Company, other than for “cause,” or “disability” Ms. Sorensen was entitled to receive any unpaid salary, bonus and unreimbursed expenses plus severance payments equal to (i) pro rata bonus for the fiscal year of termination based on actual performance through the end of the applicable fiscal year and the number of days that elapsed in the fiscal year through the date of termination, (ii) 18 monthly payments of base salary and target annual bonus following termination, (iii) continuation of medical benefits for 18 months, and (iv) accelerated vesting of any outstanding options or stock awards. Upon termination upon death or disability, Ms. Sorensen would receive the above described benefits except that no base salary and or target annual bonus would be due. As of October 1, 2015, we entered into a replacement agreement with a consulting company owned by representing Ms. Sorensen, and the replacement agreement reduced the severance upon termination from 18 months to 6 months to comport with the severance provided to the other executive officers of the Company. On September 1, 2016, we entered into a new employment agreement with Ms. Sorensen that superseded her previous agreement and appointed her as Chief Operating Officer for a term of five years, renewable for each successive one-year period. Under the employment agreement, Ms. Sorensen is due a severance payment of three months of base salary in the event she is terminated without cause in the first 12 months of her employment, which shall increase to six months of base salary if terminated thereafter. If Ms. Sorensen’s employment is terminated due to death, Mr. Sorensen’s legal representatives shall be entitled to receive any earned but unpaid compensation due hereunder and all vested stock options then held by Ms. Sorensen will remain exercisable for a period of three (3) years from the date of Ms. Sorensen’s death, but in no event later than the expiration date of the option. If Ms. Sorensen’s employment agreement is terminated due to disability, all vested stock options held by her will remain exercisable for a period of ninety (90) days from the date of termination due to disability, but in no event later than the expiration date of the option.

16

Director Compensation

Non-employee directors receive $3,000 per month for the fiscal year ended September 30, 2015. The Chairman of the Board receives $5,000 per month. No additional compensation is paid for participation in Board committees. In September 2015, each non-employee director was granted an option to purchase 20,000 shares of our Common Stock, except the Chairman who received a grant for 60,000 shares, vesting one third on grant, and the balance vesting quarterly over two years. In addition, our Chairman was awarded an additional option to purchase 40,000 shares of our Common Stock for additional services as Chairman, which vested in full on the grant date.

The Compensation Committee intends to address more specific compensation plans for directors and members of the advisory board. As of April 1, 2016, the advisory board ceased to exist.

We reimburse all directors for travel and other necessary business expenses incurred in the performance of director services and extend coverage to them under our directors’ and officers’ indemnity insurance policies.

Director Compensation Table

The following table sets forth compensation received by our non-employee directors in the fiscal year ended September 30, 2015.

	Fees Earned or	Stock	Option
Director*	Paid in Cash	Awards	Awards	Other	Total
David C. Pollei(1)	$29,000	$-	$282,699	$25,000	$336,699
Gray S. Baughman	21,000	-	59,721		80,721
Gregory J. Newell	21,000	-	59,721		80,721
Mitch C. Hill	21,000	-	59,721		80,721
Peter H. Harris	21,000	-	59,721		80,271
Blas Moros(2)	30,000				30,000
Lester Rosenkrantz(2)	18,000				18,000
David Sasnett(2)	18,000				18,000

*	Messrs Braiker and Hansen received no additional compensation for serving as a director or serving on committees of the Board or for special assignments during the period reflected because each was then an employee. Mr. Braiker is no longer a director of the Company, effective January 26, 2016.

(1)	Mr. Pollei received $25,000 for consulting services provided to the Company during fiscal 2015.
(2)	Messrs. Moros, Rosenkrantz and Sasnett’s term of office as members of the Board of Directors ended on April 22, 2015.

17

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our annual report on Form 10-K for period ending September 30, 2015, and our quarterly report on Form 10-Q for the quarterly period ended June 30, 2016. You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Ominto, Inc.

1515 S. Federal Highway, Suite 307

Boca Raton, FL 33432

561-362-2393

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

Stockholders Sharing an Address

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

Summary

As we obtained the requisite stockholder vote for the actions described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of Common Stock. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Dated: September 9, 2016

By Order of the Board of Directors

/s/ Michael Hansen
Michael Hansen, Director

Annex A

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Ominto, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Section 3 of the Articles of Incorporation should be amended as follows:
Number of Common Shares: 200,000,000 Par Value: $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

50%

4. Effective date and time of filing: (optional)	Date:	Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 1-5-15

Annex B

AMENDMENT

FIRST AMENDMENT OF THE

OMINTO, INC. 2010 OMNIBUS EQUITY COMPENSATION PLAN

This First Amendment of the Ominto, Inc. 2010 Amended and Restated Omnibus Equity Compensation Plan (“First Amendment”) is made and adopted by Ominto, Inc., a Nevada corporation (the “ Company”), subject to approval by the stockholders of the Company.

WHEREAS, the Company maintains the Ominto, Inc. 2010 Amended and Restated Omnibus Equity Compensation Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) may amend the Plan at any time, pursuant to and subject to Section 14.1 of the Plan, contingent on approval by stockholders of the Company, if stockholder approval is required by applicable securities exchange rules or applicable law; and

WHEREAS, the Board, upon recommendation from its Compensation Committee, has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Plan to increase the number of shares of common stock available for issuance under the Plan by 1.5 million shares from 3 million to 4.5 million shares.

NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval by the stockholders of the Company:

1.	Section 3.6 of the Plan is hereby amended and restated in its entirety as follows:

“3.6	The aggregate number of shares of Stock, which are reserved for issuance under the Plan, shall be four million five hundred thousand (4,500,000). The aggregate number of shares of stock reserved for issuance under the plan shall be adjusted in accordance with Section 3.11.

(a)           If, for any reason, any shares of Stock or Performance Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of a Stock Option, Stock Right or Performance Share, or any other termination of an Award without payment being made in the form of Stock (whether or not Restricted Stock), such shares of Stock or Performance Shares shall not be charged against the aggregate number of shares of Stock available for Award under the Plan, and shall again be available for Award under the Plan.

(b)           For all purposes under the Plan, each Performance Share awarded shall be counted as one share of Stock subject to an Award.

(c)           To the extent a Stock Right granted in connection with a Stock Option is exercised without payment being made in the form of Stock (whether or not Restricted Stock), the shares of Stock which otherwise would have been issued upon the exercise of such related Stock Option shall not be charged against the aggregate number of shares of Stock subject to an Award under the Plan, and shall again be available for Award under the Plan.”

2.	Except as expressly or by necessary implication amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Ominto, Inc. on August 11, 2016.

OMINTO, INC.

Sign Name:	/s/ Michael Hansen
Print Name:	Michael Hansen
Title:	Chief Executive Officer and Director
Date	August 11, 2016